********************************************************************************
    *****CONFIDENTIAL TREATMENT REQUESTED FOR INDICATED PORTIONS*****
********************************************************************************

                                                                        06/12/95

                 TECHNOLOGY TRANSFER AND DEVELOPMENT AGREEMENT

This Technology Transfer And Development Agreement ("TTDA") is effective as of September 1, 1994 between Hutchinson Technology Incorporated ("HTI"), and International Business Machines Corporation ("IBM").

WHEREAS, IBM and HTI are entering into a Patent License Agreement ("PLA") contemporaneously herewith.

WHEREAS, HTI designs, develops, manufactures and markets transducer head suspensions ("suspensions") for disk drives, and has shown exceptional competency in this area of technology; and

WHEREAS, IBM develops, manufactures and markets information processing and storage products, such as disk drives and other forms of Rotating Magnetic Memory Product ("RMM Product"), which utilize suspensions, and has knowledge of the necessary design, performance characteristics, testing and qualification methodology of such suspensions, and has experience in the development of suspensions; and

WHEREAS, commercially available suspensions to date have been made with many separate parts, including separately strung electrical wiring, which necessitated numerous separate manufacturing steps; and


WHEREAS, prior to this Agreement, IBM has designed and developed an advanced suspension which uses fewer parts and has integrated electrical lead lines, and IBM has valuable inventions, information and know-how relating thereto which was developed separately and independently of HTI; and

WHEREAS, prior to this Agreement, HTI has also conducted research and development of improved suspensions, including aspects of the design and manufacture of suspensions with integrated electrical leads, and HTI also has valuable inventions, information and know how related thereto which was developed separately and independently of IBM; and

WHEREAS, each of IBM and HTI has patents filed and each is in the process of filing patent applications relating to various aspects of their respective advanced suspension system designs; and

WHEREAS, HTI has the manufacturing abilities to make and the marketing abilities to sell advanced suspensions; and

WHEREAS, IBM and HTI wish to enter into a development project in order to bring suspensions with integrated electrical leads (as further defined herein, "Integrated Lead Suspensions") to the market utilizing the complementary abilities of both parties; and

WHEREAS, IBM wishes to be the first to market with competitively priced RMM Product which incorporate Integrated Lead Suspension technology; and

WHEREAS, IBM wishes to have a highly capable and reliable source of supply for Integrated Lead Suspensions for use in RMM Product; and

WHEREAS, IBM wishes to receive compensation for its design and development of the IBM advanced suspension and for its contribution to the development of the Integrated Lead Suspensions; and

WHEREAS, HTI wishes to be a leading supplier of Integrated Lead Suspensions for the RMM Product market; and

WHEREAS, HTI wishes to provide state of the art technology to its customers; and

WHEREAS, IBM and HTI intend to work together in a manner that optimizes the contribution of each party according to its unique strengths; and

WHEREAS, IBM and HTI wish to do a better job in the development and manufacture of the Integrated Lead Suspensions than either party could do independently.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.   DEFINITIONS

1.1 "Confidential Information" means HTI Confidential Information and/or IBM Confidential Information and/or IBM/HTI Confidential Information.

1.2  "Deliverables" shall have the meaning set forth in Section 2.4.

1.3  "Engineering Changes", or "EC's", shall have the meaning set forth in
Section 4.1.

1.4 "HTI Confidential Information" shall mean information identified as such in Appendix A, and in addition, any information designated as HTI Confidential Information according to Section 8 or under the Prior Confidential Disclosure Agreements, subject in all cases to the exclusions set forth in Section 8.7.

1.5 "HTI Royalty Product" shall mean an Integrated Lead Suspension sold, leased or otherwise transferred by or for HTI to another [*******CONFIDENTIAL
TREATMENT

REQUESTED *************] HTI Royalty Product shall include, but not be limited to, an Integrated Lead Suspension which is similar to Prototypes, including variations in size and/or configuration, or any Integrated Lead Suspension sold, leased or otherwise transferred by or for HTI that uses or used IBM Confidential Information or IBM/HTI Confidential Information in its development or manufacture. Royalties and fixed payments paid by HTI for HTI Royalty Product shall be for compensation for use of IBM Confidential Information, know-how and assistance and are not to be construed as compensation for IBM patent licenses.


1.6 "IBM Advanced Suspension" shall mean the preexisting IBM designs for an Integrated Lead Suspension.

1.7 "IBM Confidential Information" shall mean information transferred to HTI relating to the IBM Advanced Suspension, including the IBM Product Specifications and information identified as such in Appendix A, and in addition, any information designated as IBM Confidential Information according to Section 8 or under the Prior Confidential Disclosure Agreements, subject in all cases to the exclusions set forth in Section 8.7.

1.8 "IBM/HTI Confidential Information" shall mean information developed by IBM and HTI, wherein information of both parties is combined, and wherein one of the parties designates (or has designated) the information provided by it as confidential, and none of the exclusions set forth in Section 8.7 is applicable (or if any such exclusion is applicable IBM and HTI nonetheless concur in writing that such information shall be deemed to be IBM/HTI Confidential Information). IBM Confidential Information, such as the IBM Advanced Suspension and IBM Product Specifications, or HTI Confidential Information, which is preexisting or developed independently from the other party, and which can be separated conceptually and physically from the IBM/HTI Confidential Information shall not be considered to be IBM/HTI Confidential Information.

1.9 "Patent License Agreement" ("PLA") shall mean the separate agreement of even date herewith entered into between IBM and HTI, wherein IBM and HTI will grant each other patent licenses.

1.10 "IBM Product Specifications" shall mean data, techniques, technical information inherent in samples, equipment specifications, equipment performance, or other information, related to the IBM Advanced Suspension and which is provided to HTI.

1.11  "Invention" and "Inventing Party" shall have the meaning set forth in
Section 9.1.

1.12  "Joint Invention" shall have the meaning set forth in Section 9.1.

1.13 "Managing Coordinator" shall mean the person(s) effecting or supervising the transfer of information between the parties. The identity of the Managing Coordinator for each party is defined in Section 5.

1.14 "Prior Confidential Disclosure Agreements" shall mean the IBM/HTI Confidential Disclosure Agreement dated June 10, 1992 (and extensions thereof), the Agreement For Exchange Of Confidential Information dated September 6, 1994 and the IBM/HTI Two Way Confidential Disclosure Agreement dated July 26, 1994.

1.15 "Project" shall mean the Prototypes and the design and process development thereof undertaken by IBM and HTI pursuant to this Agreement.

1.16 "Prototypes" shall mean limited quantities of functional Integrated Lead Suspensions as more fully described in Appendix A (or subsequent Appendices added pursuant to Section 2.7), designed by IBM and/or HTI and/or designed and developed by IBM and HTI pursuant to this Agreement, produced for preliminary experimental and evaluation purposes hereunder.

1.17 "Rotating Magnetic Memory Product" or "RMM Product" shall mean any product primarily designed for recording and/or reproducing in magnetic form information which is in digital form during motion of a rotating cylinder or disk having a magnetizable surface, or any instrumentality or aggregate of instrumentalities primarily designed for incorporation in a RMM Product.

1.18 "Slider" shall mean a structure primarily designed for supporting one or more magnetic transducers in a transducing relationship with a moving storage medium by having a surface maintained in contact with a surface of such moving storage medium or in combination with a fluid flow generated by the movement of such moving storage medium in close proximity above the surface of the moving storage medium.

1.19 "Subsidiary" as to each company shall mean a corporation, company or other entity:

     1) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

     2) which does not have outstanding shares or securities, as may be the case in a partnership, limited liability company, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.20 "Integrated Lead Suspension" shall mean a cantilever member which is used for supporting one or more transducers, wherein the cantilever member is located between said transducer (with or without Slider) and a supporting member (typically an actuator or actuator arm), and wherein the cantilever member has electrical leads (other than flex cables or wires, whose only function is to carry electrical current, which are separately attached) etched, plated or otherwise patterned into or on the surface of one or more components of the cantilever member. Integrated Lead Suspension does not include the Slider, the transducer, the supporting member, the actuator, the actuator arm, [****CONFIDENTIAL TREATMENT REQUESTED ***************].

1.21 "Technology Transfer And Development Agreement" or "TTDA" shall refer to the present Agreement.

1.22  "Work Product" shall have the meaning set forth in Section 11.

1.23 "IBM Royalty Product" shall mean an Integrated Lead Suspension sold, leased or otherwise transferred as a separate unit by or for IBM to another without attachment of a Slider or a transducer head thereto. IBM Royalty Product shall include, but not be limited to, an Integrated Lead Suspension which is similar to Prototypes, including variations in size and/or configuration, or any Integrated Lead Suspension sold, leased or otherwise transferred by or for IBM that uses or used HTI Confidential Information or IBM/HTI Confidential Information in its development or manufacture.

1.24 "Coupon" shall mean an electrically functional model of an Integrated Lead Suspension which is used for electrical testing, but which is not aerodynamically functional and which is not capable of being used in combination with a Slider and a moving storage medium.

[*****************************************************************************
******************CONFIDENTIAL TREATMENT REQUESTED ***************************
*****************************************************************************]

[****************************************************************************


      *****************CONFIDENTIAL TREATMENT REQUESTED ******************


****************************************************************************].

2.   SCOPE OF WORK

2.1 IBM has disclosed and will disclose and transfer to HTI IBM Confidential Information, trade secrets, know how and other items relating to the IBM Advanced Suspension, including IBM Product Specifications, certain of the information described in Appendix A and the purchase orders issued thereunder, samples, materials requirements, manufacturing process information, and test data in addition to the information transferred under the Prior Confidential Disclosure Agreements. This initial disclosure and transfer of technology forms the principal basis for the Project. HTI has also disclosed certain information relating to the design and manufacture of Integrated Lead Suspensions under the Prior Confidential Disclosure Agreements which constitutes a significant portion of the basis for the Project.

2.2 The primary object of the Project is to develop high performance Integrated Lead Suspensions capable of operating in RMM Product. After the initial disclosure and transfer of Confidential Information, trade secrets, and know-how, as set forth in Section 2.1, IBM and HTI will work together to develop such Integrated Lead Suspensions. IBM agrees that HTI can supply HTI Royalty Product to the market, subject to the royalty payments of Section 12 and other restrictions of this TTDA, and the terms of the separate Patent License Agreement.

2.3 The scope of work, including the planned schedule of work activities and detailed objectives for the Project, is set forth in Appendix A which forms an integral part of this TTDA. The parties understand and agree that the activities to be undertaken in each phase must be substantially completed to the satisfaction of the individual Managing Coordinator prior to the commencement of any subsequent phase. The Managing Coordinator of each party must mutually agree in writing that the activities of each phase have been satisfactorily completed unless such agreement cannot be reached. If such agreement cannot be reached, the subsequent phase, if any, shall not be undertaken until written agreement of an appropriate action plan therefor is reached by the Managing Coordinators.

2.4 Subsequent to the initial disclosure and technology transfers as set forth in Section 2.1, each party shall, subject to the limitations as set forth in
Section 8.2, supply to the other all technical and engineering information and data relating to the design, development, manufacture, testing, operation and maintenance of the Prototypes and all related items, which information, data or items have been developed pursuant to this TTDA by the personnel directly assigned by the parties and who are directly involved in the Prototype development project hereunder, including Prototypes and data relating thereto collected (all hereinafter called "Deliverables"). IBM and HTI will each evaluate Prototypes. Each party shall provide the other with the results of its evaluation of such Prototypes to enable successful qualification of such Prototypes.

2.5 IBM may, but is not obligated to, provide training and/or consulting services to HTI. When requesting any such training and/or consulting services, HTI shall submit a written request to the IBM Managing Coordinator. With respect to any additional training and/or consulting services requested in writing by HTI and provided by IBM, HTI shall pay IBM at the IBM rate in effect at the time of the request. Further, HTI shall reimburse all reasonable travel and living expenses which may be incurred by IBM in providing such excess services.

2.6 Changes to any specification, procedure, process, mechanical, electrical, design or other information, or condition or work scope set forth in the Appendices to this TTDA or substantial changes to the Scope of Work of Section 2 of this TTDA may be requested in writing by the Managing Coordinator of either IBM or HTI, and may be made only by mutual written agreement between them as hereinafter provided.

2.7 The parties may wish to develop other Prototypes in addition to those as previously specified in Appendix A, but which are substantially similar to the existing Prototypes. For example, it may be desirable to build smaller or larger sized Integrated Lead Suspensions which use similar technology as the existing Prototypes. In such case, either party may suggest to the other party such additional Prototype development work. Neither party will be under any obligation to accept any such suggestion. However, if both parties agree, then IBM will submit a purchase order to HTI for such additional Prototypes. Such purchase orders may be issued and accepted under this TTDA during the term of this TTDA. The purchase orders shall state that they are being issued pursuant to this TTDA and shall be considered to be incorporated into Appendix A. To the extent that any of the terms of such purchase orders conflict with this TTDA, the terms of this TTDA will control.

2.8 In the case of each particular Prototype design specified in Appendix A or any additional Prototype designs which may be added, HTI will provide[****************CONFIDENTIAL TREATMENT REQUESTED **************]of each particular Prototype design prior to the time the particular Prototype design is qualified for use in a RMM Product. After a particular Prototype design is qualified, IBM may obtain additional evaluation units of the qualified Prototype design by issuing a purchase order to HTI. The price for the additional post qualification evaluation units will be negotiated at the time of the issuance of the purchase order, and shall be reasonably related to the incremental cost of production.

2.9 If, at any time during the initial five (5) year term of this Agreement (or such shorter period as the joint development portions of the Agreement remain in effect), HTI proposes to commence, within the following three (3) months, further research and development of Integrated Lead Suspensions which products contain major design features (including but not limited to means of integrating the electrical leads) that are substantially different from the designs employed in any such products (including Prototypes) theretofore produced by HTI, and if the idea for such proposed research and development substantially originated with employees of HTI and HTI is not prohibited by its obligations of confidentiality to one or more third parties (for example, because the proposed research and development is related to proprietary features of the products of such third parties), then HTI will give IBM written notice of the proposed research and development, and IBM will have the option for thirty (30) days to elect to participate with HTI in such research and development by including such additional research and development in the work scope under this TTDA. If IBM desires to participate, it shall give HTI preliminary written notice thereof within such thirty (30) day period and the parties shall thereafter attempt for thirty (30) days to agree upon an Appendix to this Agreement setting forth the work scope of, a reasonable and equitable allocation of project costs and contributions, and other material details concerning, the proposed further research and development. If the parties are unable to reach final agreement as to such Appendix within such thirty (30) day negotiating period, then HTI shall be free to proceed with the subject research and development without further obligation to allow IBM to participate.

3.   RESPONSIBILITIES OF THE PARTIES TO EMPLOYEES

3.1 Each party will be responsible for its own employees and in no event shall any employee of either party be deemed an employee of the other party. Matters governing the terms and conditions of the employment of any employee, such as supervision, work schedules, wage rate, income tax withholding, FICA withholding, disability benefits and other benefits, are exclusively the responsibility of the respective party.

4.   ENGINEERING CHANGES

4.1 The term "Engineering Changes", (hereinafter called "EC's") shall mean those mechanical, process or electrical design and/or specification changes referred to in Section 2 hereof, or otherwise within the scope of this TTDA which, if made to the Prototypes to be delivered hereunder, in the reasonable opinion of IBM or HTI, would affect the development schedule, performance, reliability, availability, serviceability, appearance, dimensions, tolerance, safety or cost of such Prototypes or which, in IBM's or HTI's reasonable opinion would eventually require additional qualification approvals.

4.2 Each party agrees to inform the other of any necessary EC's which would be applicable to the Prototypes in general. The informing party agrees that in no event shall it make any EC's or incorporate any modification to the Prototypes without the prior written agreement of the other party's Managing Coordinator.

IBM or HTI may, at their respective election, propose EC's to the processes and/or specifications of the Prototype(s), in which event the other party will be notified of such proposals in writing. Each party agrees that IBM or HTI shall have the right to request the incorporation of such EC's. The nonrequesting party shall, within ten (10) days of such notification, give to the requesting party a written evaluation of the EC's, stating the additional cost or cost savings to the Prototype(s). In addition, this evaluation shall include, but is not limited to, the nonrequesting party's evaluation of the EC's effect on the delivery schedules, function, reliability, performance, and tooling of Prototype(s) incorporating such EC's. If such evaluation cannot be completed within such ten (10) day period, notice to this effect shall be given to the requesting party as soon as it is learned that such evaluation cannot be completed and in no event after the ten (10) day period. The requesting party will be given a future completion date and reason for delay in such notice.

Upon completion of such evaluation, the IBM Managing Coordinator and the HTI Managing Coordinator will agree in writing to: (1) have the EC's implemented, stating agreement with the costs, schedules and other information submitted by the nonrequesting party; or (2) have each or either party provide additional information that the other party may require to further evaluate the EC's; or
(3) cancel the EC's.

4.3 Notwithstanding any other statement herein, unless expressly set forth in the agreement to implement any EC or any change in work scope or other change, such agreement shall not obligate either party to contribute funds or equipment or make additional payments for expenses or unplanned commitments.

5.   MANAGING COORDINATORS

Each party hereto will promptly designate a Managing Coordinator under this TTDA.

The Managing Coordinators for the parties are:

     For IBM:  [***CONFIDENTIAL TREATMENT REQUESTED***]
               International Business Machines Corporation
               5600 Cottle Road, Dept. [***CONFIDENTIAL TREATMENT REQUESTED***] San Jose, California 95193

     For HTI:  [***CONFIDENTIAL TREATMENT REQUESTED***]
               Hutchinson Technology Incorporated
               [***CONFIDENTIAL TREATMENT REQUESTED***]
               40 West Highland Park
               Hutchinson, MN 55350-9784

Each party may change its Managing Coordinator (or designate a temporary acting Managing Coordinator) at any time and from time to time during the term of this TTDA by notifying the Managing Coordinator for the other party in writing at the above designated address.

The Managing Coordinator or his designated alternate will solely be authorized to:

     a) submit and receive change requests, proposals, responses and/or authorization of Engineering Changes and approve the same;

     b) schedule and coordinate visits by personnel of each party to facilities of the other party, its Subsidiaries and its subcontractors, in connection with activities under this TTDA;

     c) supervise and record the exchange of Confidential Information in accordance with Section 8;

     d) monitor schedules and progress of the design and development pursuant to this TTDA;

     e)   agree or disagree as to successful completion of each phase.

The Managing Coordinator is not authorized to amend, alter or extend this TTDA in any way other than specified above.

6.   REPORTING

During the term of this TTDA, HTI and IBM will meet and will furnish each other with timely progress reports which will be written. The meetings shall be held approximately once every three (3) months. A final written report shall be generated within thirty (30) days following conclusion of all work hereunder or termination of this TTDA as described in Section 16.

Subject to Section 8.2 such reports shall include, but shall not be limited to, the following:

     a) progress of work to date, including technical results which may affect schedules, development costs, targeted unit costs or performance;

     b)   technical difficulties encountered and their solutions;

     c) anticipated or potential difficulties that may adversely impact schedules, development costs, or targeted unit costs or performance;

     d) action recommended or plans to overcome such anticipated or potential difficulties; and

     e) details pertaining to successful execution of exit criteria for each phase.

Such final report shall include, but not be limited to, a summary of the entire performance hereunder, including a process description sufficient (subject to Section 8.2) for each party to understand and evaluate the manufacturability of the Prototypes.

7.   EXPENSES

7.1 In order to compensate IBM for its expenses incurred in developing and transferring technology to HTI after the execution date of this Agreement, HTI shall make periodic nonrefundable development funding payments to IBM. These payments shall be due regardless of whether or not the agreement is terminated prior to its termination date.

HTI shall make to IBM the following five hundred thousand dollar ($500,000) payments within fifteen (15) days of each date for a total of two and one-half million dollars ($2,500,000):

Five hundred thousand dollars ($500,000) on June 15, 1995;

Five hundred thousand dollars ($500,000) on [*****CONFIDENTIAL TREATMENT REQUESTED*****];

Five hundred thousand dollars ($500,000) on [*****CONFIDENTIAL TREATMENT REQUESTED*****];

Five hundred thousand dollars ($500,000) on [*****CONFIDENTIAL TREATMENT REQUESTED*****];

Five hundred thousand dollars ($500,000) on [*****CONFIDENTIAL TREATMENT REQUESTED*****];

7.2 Each party shall bear its own expenses incurred in connection with this Project, including those expenses incurred prior to the effective date of the TTDA, except as provided in

Section 7.1 or otherwise provided for in this TTDA.

7.3 The expenses for Prototype evaluation units shall be as provided in Section 2.8.

7.4  [**************CONFIDENTIAL   TREATMENT REQUESTED *************].

8.   INFORMATION EXCHANGE

8.1 Subject to Section 8.2, it is the intention of IBM and HTI to transfer and/or exchange information as may be essential for the accomplishment of the objectives of the Project. Information may be disclosed in oral or written form, from either party to the other, and will include only HTI information and IBM information (i.e., will include only information to which the disclosing party has a right to disclose). Such information may include data, techniques, technical information inherent in samples, know-how, equipment specifications, equipment performance, or other information essential to the Project.

8.2 Notwithstanding any other provision whatsoever contained in this Agreement or the PLA (or any of the Exhibits or Appendices to either of them), HTI will not be required to disclose to IBM, either during the conduct of the Project or thereafter, any information about HTI's manufacturing processes and manufacturing know how, except for the following types of information developed in performance of the Project (which information will be subject to such disclosure and licensing in accordance with the provisions of this Agreement): (a) information
about ability to achieve [*************CONFIDENTIAL   TREATMENT REQUESTED
**************]actual and projected volume tolerance intervals with respect to product specifications, (b) general process flow information and (c) quality control techniques. However, if such information about HTI's manufacturing processes and manufacturing know how is disclosed by HTI to IBM, either intentionally or unintentionally, then it shall be considered to be HTI Confidential Information and shall be treated as such pursuant to the terms of this Section 8.

8.3 All disclosures of information, subsequent to the Confidential Information initially disclosed and transferred by the parties pursuant to Section 2.1, shall be deemed to be nonconfidential unless specifically designated (as provided for in Section 8.4) as including the Confidential Information of IBM or the Confidential Information of HTI, as the case may be. With respect to all such information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party"), except such information as is specifically designated as the Confidential Information of the Disclosing Party, the Disclosing Party grants to the Receiving Party, to the extent, if any, of the Disclosing Party's interest therein, an irrevocable, nonexclusive, unrestricted, and worldwide right to use, have used, disclose to others, to make copies in the case of documents and to dispose of, all without limitation, such nonconfidential information in the development, manufacturing, marketing and maintenance of products and services which incorporate such information, subject to any applicable patent rights, copyrights and other intellectual property rights which are capable of being registered, of the Disclosing Party.

8.4 Except for subject matter described in Appendix A and each Party's initial disclosure and technology transfer to the other (which shall be treated as the Confidential Information of such Disclosing Party), information of HTI or IBM to be disclosed hereunder shall be considered confidential only:

     a) when such information is disclosed in writing (including such information recorded in a medium, such as tape or disk), and such writing states the date of disclosure, that the information contained therein is confidential, and such writing contains the appropriate legend "IBM Confidential" or "HTI Confidential" or other similar language which clearly denotes that it is confidential information of the Disclosing Party; or

     b) when such disclosure is orally and/or visually made, and it is confirmed in a written resume which is physically or electronically sent to the Receiving Party within thirty
          (30) days following such disclosure, and such resume specifically recites that information which is confidential, and the resume itself is clearly marked with the appropriate legend "IBM Confidential" or "HTI Confidential," as the case may be, or other similar language which clearly denotes that it is confidential information of the Disclosing Party.

8.5 Subject to the provisions of Sections 8.6, 8.7, 8.8 and 12, for a period of five (5) years from the date of termination or expiration of this TTDA as provided in Section 16, whichever occurs first, the Receiving Party agrees to use the same care and discretion (but not less than a reasonable degree of care) to avoid disclosure, publication or dissemination of the Confidential Information of the Disclosing Party, outside of those employees of the Receiving Party and its Subsidiaries who have a need to know, as the Receiving Party employs with similar information of its own which it does not desire to disclose, publish or disseminate outside a group of its own employees, or those of its Subsidiaries, who have such a need to know.

The Receiving Party and its Subsidiaries shall be free to use any such Confidential Information provided by the Disclosing Party, any reports and written documentation prepared by the Receiving

Party, and any ideas, know-how, concepts and/or techniques contained in any such Confidential Information for any purpose, including the use of such Confidential Information in the development, manufacture, marketing and maintenance of its products and services, subject only to the obligations not to disclose, publish or disseminate such Confidential Information during the period of confidentiality specified in this Section 8.5, the provisions of Section 12, and subject to any applicable patent rights or copyrights of the Disclosing Party .

It is understood that receipt of Confidential Information under this TTDA shall not create any obligation in any way limiting or restricting the assignment and/or reassignment of IBM employees within IBM and HTI employees within HTI.

The Receiving Party may make a reasonable number of copies of any writings or resumes containing Confidential Information of the other Party, but only for purposes authorized pursuant to this TTDA.

Following such period of confidentiality specified in this Section 8.5, and subject to the provisions of Section 12, and to any applicable patent rights or copyrights of the Disclosing Party, no obligation of any kind is assumed by, or is to be implied against the Receiving Party or its Subsidiaries, with respect to any Confidential Information, and the Receiving Party and/or its Subsidiaries shall be free to disclose, publish and disseminate such Confidential Information to others without limitation and shall have all the rights relative to such Confidential Information as are set forth in Section
8.3 as if it had been transferred as nonconfidential information.

8.6 Disclosure of Confidential Information shall not be precluded if such disclosure is:

     a) in response to a valid order of a court or other governmental body to which a party hereto may be subject or otherwise required by law; provided, however, that in the case of disclosure by the Receiving Party, such party shall first have given as much notice to the Disclosing Party as practical and made a reasonable effort to obtain a protective order requiring that the Confidential Information and/or documents so disclosed be used only for the purposes for which the order was issued; or

     b)   necessary to establish contract rights under this TTDA; or

     c) necessary to establish patent rights, copyrights or other intellectual property rights which are capable of being registered, but only after receiving the written consent of the Disclosing Party, which consent shall not be unreasonably withheld.

8.7 Notwithstanding any other provisions of this TTDA, the obligations specified in Section 8.5 above will not apply to any information that:

     a) is in the possession of the Receiving Party or any of its Subsidiaries prior to the date of the TTDA without obligation of confidence;

     b) is independently developed by the Receiving Party or any of its Subsidiaries;

     c)   is or becomes publicly available without breach of this TTDA;

     d) is rightfully received by the Receiving Party or any of its Subsidiaries from a third party without obligation of confidence; or

     e) the Disclosing Party or any of its Subsidiaries provides written consent for the disclosure (but only to the extent expressly set forth in such written consent).

8.8 Subject to the provisions of Section 12, the marketing and sale of any product or service, including the customary and necessary supporting documentation therefor, which inherently discloses the Confidential Information of either party shall not in itself be prohibited.

8.9 Except for the subject matter described in Appendix A and IBM's initial disclosure and technology transfer to HTI pursuant to Section 2.1 (which shall be treated as IBM Confidential Information), and any other preexisting materials (which shall be treated as the Confidential Information of the party hereto supplying such preexisting materials if such preexisting materials are transferred as Confidential Information pursuant to Section 8.4 hereof), all Deliverables shall be treated as the Confidential Information of both parties. Each party will label such Deliverables with the legend "IBM/HTI Confidential Information" and shall treat such items as the Confidential Information of the other party in accordance with the provisions of this Section 8.

8.10 Notwithstanding any other provision of this Section 8, no copyright license is granted in this Section 8 by either party to the other with respect to (I) any program code or microcode or (ii) any document or other media containing a notice of copyright which may be included in the information exchanged hereunder.

8.11 IBM Confidential Information and HTI Confidential Information relating to the Integrated Lead Suspensions which was transferred under a Prior Confidential Disclosure Agreement shall be treated henceforth as having been transferred under this Section 8 as Confidential Information. With respect to the Integrated Lead Suspensions and the Project and all other activities and matters covered by this Agreement, the provisions of this Section 8 shall supersede and replace the provisions and restrictions contained in the Prior Confidential Disclosure Agreements in all respects and such Prior Confidential Disclosure Agreements shall have no further application to such activities and matters.

9.   INVENTIONS/INVENTION RIGHTS

9.1 "Invention" shall mean any Integrated Lead Suspension idea, design, concept, technique, invention, discovery or improvement whether or not patentable or registerable, either conceived or first actually reduced to practice during the term of the joint development relationship under this TTDA and in the performance of services under this TTDA, solely by one or more employees of one of the parties or its Subsidiaries (such party is hereinafter called the "Inventing Party"), or jointly by one or more employees of both of the parties or their respective Subsidiaries (such an Invention is hereinafter called a "Joint Invention"). To the extent it has not done so in any written report, the Inventing Party, except as otherwise set forth in Section 8.2 shall make a written disclosure to the other party of each Invention within a reasonable time after such conception or reduction to practice, specifically pointing out the features or concepts which are believed to be new or different.

9.2  Ownership of Inventions

Each Invention, other than a Joint Invention, shall be the Inventing Party's property subject to a patent license which the Inventing Party hereby grants to the other party. The Inventing Party shall notify the other party within a reasonable time as to each country in which the Inventing Party elects to seek protection by obtaining patent rights. The Inventing Party shall have complete discretion in seeking and/or maintaining any patent or other protection and shall bear any and all expenses incurred with respect thereto.

A party filing a patent application covering any Invention shall promptly provide to the other party a copy of the abstract of each application so filed, subject to the patent laws and procedures of the relevant jurisdiction. If the Inventing Party elects to seek protection on an Invention in any country, it shall grant and hereby grants to the other party a license under any and all patents issuing on applications it files on said Invention. The Inventing Party shall have the unrestricted right to grant licenses (including the right for any licensees to grant sublicenses) to a third party under such patents without accounting to the other party.

All licenses granted or agreed to be granted to IBM or HTI under this Section
9.2 shall be world-wide, nonexclusive, nontransferable (subject to Section 19), and fully paid up; shall include the right to make, have made, use, have used, lease, sell and/or otherwise transfer any apparatus and to practice and have practiced any process; and shall include the right of IBM and HTI to grant sublicenses to their respective Subsidiaries under the terms and conditions described in Section 18; and shall be subject to expiration or termination in accordance with Section 16 of this Agreement.

9.3  Joint Inventions

Joint Inventions shall be jointly owned, title to all patents issued thereon shall be joint and equal, all expenses incurred in obtaining and maintaining such patents shall be jointly and equally shared (except as provided hereinafter), and each party shall have the unrestricted right to grant licenses (including the right for any licensees to grant sublicenses) to a third party thereunder without accounting to the other party and with any necessary consent hereby given by the other party as may be required by any country law in granting such licenses to a third party.

With respect to any Joint Inventions, where one party elects not to seek or maintain such protection thereon in any particular country or not to share equally in the expenses thereof, the other party shall have the right to seek or maintain such protection at its own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing thereon shall be joint.

9.4  Assistance

In connection with the obtaining of patent protection by a party hereto, each party agrees to give the other party all reasonable assistance in connection with the preparation and prosecution of any patent application filed by the other party and shall cause to be executed all assignments and other instruments and documents as may be reasonably necessary or appropriate to carry out the intent of this Section 9. HTI and IBM (and their respective Subsidiaries) shall be solely liable for any compensation which may be due to any of their respective employees who make Inventions which are subject to the provisions of this Section 9.

9.5 No party shall be liable for any payments to employees of, or others whose services are utilized hereunder by, the other party who conceives or reduces to practice Inventions.

9.6 In performing the obligations under this TTDA, the parties hereto agree to avoid knowingly designing or developing any item that infringes one or more patents, copyrights or other intellectual property rights of any third party, except for such items which the parties after consultation believe to be invalid or as to which each believes it can obtain an appropriate license. If either party is or becomes aware of any third party intellectual property rights (or alleged rights) which may be relevant to the Project (including items possibly within the scope of the foregoing exception) during the course of its performance, it agrees to notify the other party hereto of such rights in writing within a reasonable time (not exceeding thirty (30) days), unless it is prohibited by doing so by a confidentiality obligation to a third party. If either party is or becomes aware of any such items which appear to be outside the scope of such exception, the parties will jointly decide on an appropriate course of action.

9.7 If an Invention is not patented, it may be designated as the Inventing Party's Confidential Information as provided in Section 8.

10.  PATENT CLEARANCE INVESTIGATIONS

Before the completion of this TTDA and within thirty (30) days of request by either party (requestor), the other party will promptly disclose to the requestor sufficient technical information, including (subject to Section 8.2) process manufacturing information, as is reasonably necessary, to enable the requestor to conduct third party patent clearance investigations with respect to the Prototypes.

Said other party shall make a reasonable effort to promptly notify the requestor in writing (a) of any patents of third parties of which it is now or hereafter becomes aware, which patents may be pertinent to any of the Prototypes or to any Integrated Lead Suspensions manufactured by HTI for IBM or sold to IBM or any of its Subsidiaries, (b) of any suits or claims of patent infringement which may have been made against said other party or any of its Subsidiaries, distributors, or dealers in respect of any Prototype or any such Integrated Lead Suspension or any of its products similar thereto in any respect material to the infringement claim, and (c) of any licenses under patents of third parties which have been granted to said other party and which may be relevant to any of the Prototypes or to any such Integrated Lead Suspensions.

It is understood, however, that any patent clearance investigation shall be solely at the discretion of the requestor for its internal purposes and that it shall incur no liability to the other party through making or failing to make any such investigation.

Neither party shall be required by the Agreement to indemnify the other for the infringement of any patent rights of any third party.

11.  COPYRIGHTS IN DATA

Except for preexisting materials protectable or protected by copyright that are included in the Deliverable items, the copyrights in the Deliverable items, and any related documentation or information containing media developed under this Agreement (hereinafter "Work Product") shall be jointly and equally owned, and subject to Section 8 each party shall have the unrestricted right to grant licenses (including the right for any sublicensee to grant sublicenses) to a third party thereunder without accounting and with necessary consent hereby given to the other party as may be required by any country law in granting such licenses to a third party.

Each party shall have the right to obtain and to hold in the joint owners' name copyrights, registrations and such other statutory and common law protection as may be available, and any extensions and renewals thereof, in the Work Product referred to in this Section 11 in which it has joint ownership. Each party agrees to give the other party, and any person designated by the other party, at such other party's expense, all assistance reasonably required to perfect the rights defined in this Section 11.

Subject to Section 8, to the extent that any preexisting materials, other than program code or microcode, of one party are contained in the Work Product which is owned solely or jointly by the other party, the party providing the preexisting materials agrees to grant and hereby grants to the owner of the Work Product a nonexclusive, worldwide, and fully paid-up (subject to Section 12) right and license under copyright to use, execute, reproduce, display, perform, distribute copies of, and prepare derivative works of, such preexisting materials, and to authorize others to do any, some, or all of the foregoing. Notwithstanding any other provision of this TTDA, no program code or microcode is licensed under this TTDA.

The notice of copyright shall reflect the respective ownership of the materials.

12.  FOLLOW-ON PRODUCTION LICENSE RIGHTS

12.1 Manufacturing Agreement

The parties presently contemplate that HTI may eventually manufacture commercially viable models of Integrated Lead Suspensions based on the IBM Advanced Suspension designs which are the principal foundation of this TTDA. In consideration of IBM's contribution, HTI hereby grants to IBM the option to purchase Integrated Lead Suspensions from HTI in quantities sufficient to support shipment of IBM products at a competitive price. [******** **************** CONFIDENTIAL TREATMENT REQUESTED *****************
********************************************].

12.2 IBM License To HTI Confidential Information


Subject to the other terms and conditions of this Agreement, HTI agrees to grant and hereby grants to IBM a worldwide, nonexclusive, fully paid up (except as to IBM Royalty Product) license of HTI Confidential Information and joint IBM/HTI Confidential Information developed under the project or disclosed to IBM under
Section 2.1 or Section 8 hereof, and of Work Products set forth in Section 11 (other than licenses under HTI trademarks), the license being sufficient (subject to Section

8.2) to enable IBM to manufacture Integrated Lead Suspensions itself or procure them from sources other than HTI and market them to third parties. IBM may disclose such HTI Confidential Information and IBM/HTI Confidential Information to such other sources only if such other sources agree to receive such information under an appropriate confidential disclosure agreement with terms substantially as protective as those in Section 8 in the present TTDA (except that such other sources may use such HTI Confidential Information and IBM/HTI Confidential Information solely for the purpose of supplying Integrated Lead Suspensions to IBM and its Subsidiaries).

As consideration for HTI's initial disclosure and technology transfer to IBM as described in Section 2.1, the grant of the licenses described above in this
Section 12.2, and for HTI's further contributions to the Project as described herein, if IBM or any IBM Subsidiary sells the IBM Royalty Product as a separate unit, then IBM will pay to HTI, for a royalty period of [****CONFIDENTIAL TREATMENT REQUESTED****]from the date of the first sale of an IBM Royalty Product (after which [****CONFIDENTIAL TREATMENT REQUESTED****] period the licenses granted under this Section 12.2 shall be deemed fully paid-up), a royalty of [****CONFIDENTIAL TREATMENT REQUESTED ****]. IBM Royalty Product does not include an Integrated Lead Suspension which is sold, leased or otherwise transferred by or for IBM or its Subsidiaries in combination with a Slider, transducer, actuator arm and/or actuator, or as a component or subassembly in a Rotating Magnetic Memory Product, and therefore, such sales, leases or transfers are not subject to the royalty payment by IBM to HTI. Royalties paid by IBM for IBM Royalty Product shall be compensation for use of HTI Confidential Information, know-how and assistance as provided for herein and are not to be construed as royalties in compensation for any HTI patent licenses. All royalties shall accrue, be reported and paid in accordance with Appendix B to this Agreement. [***************************************************************************

*****************CONFIDENTIAL TREATMENT REQUESTED **************************

****************************************************************************]

[**************************************************************************



********************CONFIDENTIAL TREATMENT REQUESTED **********************



***************************************************************************]

[**************************************************************************] to


*********************CONFIDENTIAL TREATMENT REQUESTED *********************


***************************************************************************]

12.4 HTI License To IBM Confidential Information

[*****CONFIDENTIAL TREATMENT REQUESTED *****]

[****CONFIDENTIAL TREATMENT REQUESTED ****], and subject to the other terms and conditions of this Agreement, IBM agrees to grant and hereby grants to HTI a worldwide, nonexclusive license of IBM Confidential Information (including the IBM Advanced Suspension and IBM Product Specifications) and joint IBM/HTI Confidential Information developed under the Project or disclosed to HTI under
Section 2.1 or Section 8 hereof, and of Work Product set forth in Section 11 (other than licenses under IBM trademarks), the licenses being sufficient to enable HTI to manufacture Integrated Lead Suspensions and improvements thereto itself or procure them from sources other than IBM, and market them to third parties. HTI may disclose such IBM Confidential Information and IBM/HTI Confidential Information to such other sources only if such other sources agree to receive such information under an appropriate confidential disclosure agreement with terms substantially as protective as those of Section 8 in the present TTDA (except that such other sources may use such IBM Confidential Information and IBM/HTI Confidential Information solely for the purposes of supplying Integrated Lead Suspension to HTI and its Subsidiaries).

12.5 HTI Royalty Payments to IBM

As consideration for IBM's initial disclosure and technology transfer to HTI as described in Section 2.1, the grant of the licenses described in Section 12.4, and for IBM's further contributions of know-how to the Project as described herein, HTI shall make to IBM a combination of fixed dollar payments and variable royalty dollar payments.

In the event that HTI ships (to IBM and/or to others) [**CONFIDENTIAL TREATMENT REQUESTED ***] cumulative volume units of Integrated Lead Suspension (of any combination of types), then HTI shall make to IBM the following payments within fifteen (15) days of each specified date for a total of five and one half million dollars ($5,500,000):


Five hundred thousand dollars ($500,000) upon the date on which the [**CONFIDENTIAL TREATMENT REQUESTED ***] cumulative unit shipment is first achieved;

One and one half million dollars ($1,500,000) upon the one year anniversary of the [**CONFIDENTIAL TREATMENT REQUESTED ***] shipment date;

One and one half million dollars ($1,500,000) upon the two year anniversary of the [**CONFIDENTIAL TREATMENT REQUESTED ***] shipment date;

Two million dollars ($2,000,000) upon the three year anniversary of the [**CONFIDENTIAL TREATMENT REQUESTED ***] shipment date.

These payments are nonrefundable and shall be due regardless of whether or not the Agreement is terminated prior to its scheduled expiration date.

In addition to the preceding payments, HTI shall pay to IBM, for a royalty period of [**CONFIDENTIAL TREATMENT REQUESTED ***] from the date of the first sale of any HTI Royalty Product to IBM or third parties (after which [**CONFIDENTIAL TREATMENT REQUESTED ***] period the licenses granted under
Section 12.4 shall be deemed fully paid-up), a royalty for each HTI Royalty Product sold by or for HTI or its Subsidiaries through the end of such [**CONFIDENTIAL TREATMENT REQUESTED***] period (subject to adjustment as set forth in the following paragraphs). Royalties and fixed payments paid by HTI for HTI Royalty Product shall be compensation for use of IBM Confidential Information, and know-how as provided for herein and are not to be construed as royalties in compensation for any IBM patent licenses.

The royalty rate which HTI shall pay IBM for each HTI Royalty Product sold during a calendar year is [**CONFIDENTIAL TREATMENT REQUESTED ***]

In the event that the TTDA is terminated by HTI without cause (as defined in Section 16) prior to [**CONFIDENTIAL TREATMENT REQUESTED ***], for the remainder of the [****CONFIDENTIAL TREATMENT REQUESTED **************************]. royalty period, HTI shall pay royalties to IBM using an increased royalty rate equal to [**CONFIDENTIAL TREATMENT REQUESTED ***].


In the event that the TTDA is terminated by IBM without cause (as defined in Section 16) prior to [**CONFIDENTIAL TREATMENT REQUESTED ***] for the remainder of the [**CONFIDENTIAL TREATMENT REQUESTED ***] royalty period, HTI shall pay royalties to IBM using a reduced royalty rate equal to [**CONFIDENTIAL TREATMENT REQUESTED ***].

[******************************************CONFIDENTIAL TREATMENT REQUESTED
**********].

All Royalties shall accrue, be reported and paid in accordance with Appendix B.

12.6 Patent License

Other than as provided in Section 9, no license or immunity of any patents is granted under this TTDA by either party to the other, either directly or by implication, estoppel, or otherwise. The grant of any patent licenses other than as provided in Section 9, is the subject of the separate Patent License Agreement.

13.  WARRANTIES

13.1 Each party represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction which would in any way interfere or be inconsistent with, the activities to be undertaken pursuant to this TTDA.

13.2 Each party covenants that, regarding any information to be disclosed to the other party under this TTDA, it has or will have the full right and power to disclose same and that the use of any such information by the other party will not constitute a misuse or misappropriation of any trade secret or any other type of confidential information of any third party.

13.3 OTHER THAN AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, EACH PARTY MAKES NO WARRANTIES NOR ASSUMES ANY LIABILITIES IN CONNECTION WITH THIS PROJECT, INCLUDING BUT NOT LIMITED TO THE ACCOMPLISHMENT OR COMPLETION OF ANY PORTION OF THE PROJECT. ANY EQUIPMENT, SOFTWARE PROGRAMS, MATERIALS OR SERVICES FURNISHED BY ANY PARTY PURSUANT TO THIS AGREEMENT ARE ON AN "AS IS" BASIS.

13.4 It is understood by the parties that entry into this TTDA and the performance of any acts or activities hereunder shall not constitute a guarantee or assurance that IBM or HTI will procure, announce or otherwise offer for lease or sale a product which contains or utilizes the technology or products, or any portion thereof, developed under this TTDA or any extension of this TTDA.

Each party understands and agrees that entry into this TTDA by the other is not conditioned upon an extension of this TTDA upon its expiration, or the issuance by IBM of a purchase order for the procurement of products or technology developed pursuant to this TTDA, or any other agreement for the further development, manufacture or sale of products or technology developed pursuant to this TTDA, other than as provided in Section 12.

13.5 The parties understand that there are no oral or written collateral promises, representations, agreements, or understandings, except as provided herein and in the PLA, and each party warrants that there were no inducements, express or implied, relied upon as a condition of entry into this TTDA and the PLA.

13.6 Neither party shall be liable to the other party for any lost revenue, lost profits or other consequential damages, even if advised of the possibility of such damages, which may result from its failure to perform its obligations under this TTDA and neither party shall be liable for any claim against the other party by any third party. Notwithstanding this limitation of liability clause, nothing in this TTDA will limit either party's payment obligation of remitting any payments or royalties due to the other party or impede either party's recovery of direct compensatory damages if the other party fails to pay such payments or royalties due.

14.  COMPLIANCE WITH LAWS AND REGULATIONS

Each party shall do whatever is reasonably necessary and appropriate, in connection with the Project and any Integrated Lead Suspensions or other products or technology developed under this TTDA, to enable itself and the other party to comply with all applicable laws including those laws related to the export of technical data.

15.  AGREEMENTS WITH EMPLOYEES AND OTHERS

Each party has or will obtain appropriate agreements with its employees or others, including subcontractors, whose services it may require, sufficient to enable such party to comply with all the provisions of this TTDA.

16.  TERM AND TERMINATION

16.1 Subject to Section 8.11, this TTDA is effective as of the date written above (September 1, 1994) and shall expire [***CONFIDENTIAL TREATMENT REQUESTED***] thereafter unless earlier termination is invoked as provided hereinafter. Prior to the expiration of such period the parties may extend the term of this TTDA by a mutually signed amendment.

16.2 IBM shall have the right to terminate this TTDA for cause by giving written notice to HTI, if HTI shall: (a) fail to pay when due any amount required to be paid to IBM hereunder and such a failure shall not be cured and any interest due should not be paid within thirty (30) days after written notice by IBM to HTI of such failure; or (b) knowingly sell, lease or otherwise transfer Integrated Lead Suspensions to any third parties other than those to which the sale, lease or transfer is authorized under this TTDA and the PLA; or
(c) otherwise materially breach this TTDA or the PLA. Such termination shall become effective thirty (30) days after such written notice is given by IBM to HTI, unless HTI cures the default prior to the effective date of the termination.

In the event this TTDA is terminated by IBM pursuant to this Section 16.2: all licenses to HTI hereunder shall terminate; all licenses to IBM hereunder shall continue; and if the period specified in Section 8 of this TTDA with respect to Confidential Information has not expired, then the obligation of non-disclosure with respect to such Confidential Information shall survive and remain in effect and binding on the parties.

16.3 HTI shall have the right to terminate this TTDA for cause by giving written notice to IBM, if IBM shall: (a) fail to pay when due any amount required to be paid to HTI hereunder and such a failure shall not be cured and any interest due should not be paid within thirty (30) days after written notice by HTI to IBM of such failure; or (b) knowingly sell, lease or otherwise transfer Integrated Lead Suspensions to any third parties other than those to which the sale, lease or transfer is authorized under this TTDA and the PLA; or (c) otherwise materially breach this TTDA or the PLA. Such termination shall become effective thirty (30) days after such written notice is give by HTI to IBM, unless IBM cures the default prior to the effective date of the termination.

In the event this TTDA is terminated by HTI pursuant to this Section 16.3: all licenses to IBM hereunder shall terminate; all licenses to HTI hereunder shall continue; and if the period specified in Section 8 of this TTDA with respect to Confidential Information has not expired, then the obligation of non-disclosure with respect to such Confidential Information shall survive and remain in effect and binding on the parties.

16.4 In the event that this TTDA has not been terminated (or termination notice given) pursuant to Section 16.2 or Section 16.3, then either party may terminate this TTDA without cause at any time upon 30 days written notice.

16.5 If this Agreement terminates as provided in Section 16.1 or 16.4, then all licenses and payment obligations granted under this TTDA shall continue; and if the period specified in Section 8 of this TTDA with respect to Confidential Information has not expired, then the obligation of non-disclosure with respect to such Confidential Information shall survive and remain in effect and binding on the parties. [****************************************************************************
**************CONFIDENTIAL TREATMENT REQUESTED ******************************
*****************************************************************************]


[****************************************************************************


****************CONFIDENTIAL TREATMENT REQUESTED ****************************


***********************************************************************]. IBM
thereafter may terminate the license granted to HTI for cause on thirty (30) days written notice if HTI shall: (a) fail to pay when due any amount required to be paid hereunder and failure shall not be cured and any interest due shall not be paid within thirty (30) days after written notice by IBM to HTI of such failure; or (b) knowingly sell, lease or otherwise transfer Integrated Lead Suspensions to any third parties other than those to which the sale, lease or transfer is generally authorized under this TTDA and the PLA; or (c) otherwise materially breach this TTDA or the PLA.

17.  PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

Payments shall be made in U.S. Dollars by electronic funds transfer. Other than as provided for in Section 5 above, any notice or other communication required or permitted to be made or given to a party pursuant to this TTDA shall be sent to such party by facsimile or by registered airmail (except that registered or certified mail may be used where delivery is in the same country as mailing), postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice. Payments shall be deemed to be made on the date of electronic fund transfer. Notices or other communications shall be deemed to have been given or provided on the date of mailing. The addresses are as follows:

For the electronic funds transfer of payments:

     The Bank of New York
     48 Wall Street
     New York, New York 10286
     United States of America
     Credit Account No. [******CONFIDENTIAL TREATMENT REQUESTED ******] ABA No. 0210-0001-8

For mailing to IBM:

     IBM Director of Licensing
     International Business Machines Corporation
     500 Columbus Ave.
     Thornwood, NY 10594
     United States of America

For facsimile transmission to IBM:

     (914) 742-6729

For mailing to HTI:

     President
     Hutchinson Technology Incorporated
     40 West Highland Park
     Hutchinson, MN 55350

For facsimile transmission to HTI:

     (612) 587-1810

Either party shall be liable for interest on any overdue payment required to be made to the other party under this TTDA commencing on the date such payment becomes due, at an annual rate which is the greater of ten percent (10%) or one percentage point higher than the prime interest rate quoted by the head office of Citibank N.A., New York, at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.

18.  SUBLICENSING RIGHTS

18.1 The licenses granted herein shall include the right of the parties hereto to sublicense their respective Subsidiaries and the right of such sublicensed Subsidiaries to sublicense other Subsidiaries of the respective parties. Each sublicensed Subsidiary shall be bound by the terms and conditions of this TTDA as if it were named herein in the place of the party with whom the sublicense originated. If a Subsidiary ceases to be a Subsidiary and holds any patents or patent applications under which a party hereto is licensed, such licenses will continue for the life of such patents or patent applications. Any sublicense granted to a Subsidiary shall terminate on the date such Subsidiary ceases to be a Subsidiary.

18.2 In the event a sublicensed Subsidiary of one party hereto is an Operating Subsidiary (as hereinafter defined) at the time it ceases to be a Subsidiary, and, with the written approval of said one party, requests in writing, within one hundred and eighty (180) days after ceasing to be a Subsidiary, a license agreement with the other party hereto upon terms and conditions substantially identical to the terms and conditions of this TTDA (except as hereinafter provided), the other party hereto agrees that it will enter into such license agreement forthwith. An Operating Subsidiary shall be any Subsidiary of one party hereto which at the time it ceases to be a Subsidiary has all of the following:

18.2.1    a line of marketable products;

18.2.2 patents or other intellectual property relating to the line of marketable products;

18.2.3 tangible assets at least equivalent in value to the lesser of one hundred million U.S. dollars ($100,000,000) or twenty percent (20%) of
          the total assets of the party   of which it was formerly a Subsidiary;
          and


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18.2.4    at the time of entry into such license agreement it is    not a
          corporation, company or other entity:

              1) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or

              2) which does not have outstanding shares or securities, as may be the case in a partnership, limited liability company, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is;

          owned or controlled, directly or indirectly, by a third party.

Any such agreement with an Operating Subsidiary shall differ from this TTDA in the following respects:

18.2.5    This Section 18.2 and Sections 2 through 6 shall be omitted;

18.2.6 The payment requirements under Section 7.1 shall be omitted unless the Operating Subsidiary is a Subsidiary of HTI which theretofore carried on substantially all of


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

          HTI's business of manufacturing and selling Integrated Lead
          Suspensions;

18.2.7 The name of the Operating Subsidiary shall be substituted for the name of the party hereto of which it was formerly a Subsidiary; and

18.2.8 In the event that such Operating Subsidiary is or becomes organized under the laws of a country different from that of the party hereto of which it was formerly a Subsidiary, such license agreement shall contain such additional terms and conditions (other than royalty provisions) as may be required in intellectual property license agreements between the licensing party and other entities organized under the laws of the same country.

19.  ASSIGNMENTS, SUBCONTRACTS AND ACQUISITIONS

19.1 This TTDA shall be binding on and inure to the benefit of the parties hereto, their Subsidiaries and their respective successors and assigns. Neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party.

19.2 The parties agree that no right to subcontract any of the work set forth in Section 2 is granted under this TTDA, except as

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may otherwise be agreed to in writing by the parties.  Notwithstanding the foregoing, the parties understand that no right to subcontract shall be granted or approved by either party unless any such subcontractor is made subject to provisions of confidentiality which are no less restrictive than those set forth in this TTDA, and unless the provisions of Section 15 are complied with by the party desiring to subcontract.


19.3 In the event that more than fifty percent (50%) of HTI's outstanding shares or securities (representing the right to vote for election of directors or other managing authority) hereafter become owned or controlled, directly or indirectly, by a third party or any transaction is proposed that if consummated would lead to a majority ownership or control of HTI, HTI's obligations with respect to disclosure of IBM Confidential Information shall not apply to any disclosure to said acquiring (or proposed acquiring) third party provided, however, that said third party agrees to be bound by the provisions of this TTDA as if it were named as a party herein in the place of HTI.

19.4 In the event that more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of one party hereto (the "Acquired Party") hereafter become owned or controlled, directly or indirectly, by a third party, said Acquired Party shall promptly give notice of such acquisition to


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

the other party. If said Acquired Party does not have outstanding shares or securities, such acquisitions shall be deemed to occur if more than fifty percent (50%) of its ownership interest representing the right to make decisions for the said party is acquired by said third party. All rights granted hereunder to said one party together with any sublicenses theretofore granted by said one party shall terminate on a termination date one hundred and eighty
(180) days after the date of such acquisition.

In the event of such acquisition,

          19.4.1 All licenses granted herein to said other party under this TTDA shall terminate; and

          19.4.2 Said one party shall be entitled, upon request made within thirty (30) days before or one hundred and eighty (180) days after the date of such acquisition to a license agreement with the other party hereto upon terms and conditions substantially identical to the terms and conditions of this TTDA (accept as hereinafter provided), the other party hereto agrees that it will enter into such license agreement forthwith. Such license agreement shall differ from this TTDA in the following respects:

                 19.4.2.1  A license grant to said one party shall be

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

                    limited in amount to annual sales equal to two (2) times sales of Royalty Products (IBM Royalty Products if IBM is said Acquired Party or HTI Royalty Products if HTI is said Acquired Party) by said one party and its sublicensed Subsidiaries which are included in such acquisition in the consecutive 12 month period that immediately precedes the date of such acquisition; and

                 19.4.2.2  The licensee shall be relieved of any payment
                    obligations under Sections 7.1 and 12.5 that have already been actually paid by HTI.

For purposes of this Section 19.4.2, the term "Royalty Products" means IBM Royalty Products in the case where IBM is the Acquired Party and means HTI Royalty Products in the case where HTI is the Acquired Party.

20.  NONEXCLUSIVE RELATIONSHIP

Neither this TTDA nor any development activities hereunder will impair the right of either party or its Subsidiaries, without breach of this TTDA, to develop, make, use, procure and/or market products and services related to such products now or in the future, individually or jointly with others, which may be compatible or competitive with those developed under this TTDA,


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nor require either party to disclose any planning information to the other except as provided in Section 2.

21.  SURVIVAL

Except as specifically provided in Section 16, the rights and obligations of Sections 6, 7, 8, 9, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 23, 24, 25, 26
and 27 of this TTDA shall survive and continue after expiration or termination of this TTDA and shall bind the parties and their legal representatives, successors and assigns.


22.  TRADEMARKS

Nothing contained in this TTDA shall be construed as conferring on either party any rights to use in advertising, publicity or other marketing activities any name, trademark, or other designation of the other party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, and each party hereto agrees not to use the existence of this TTDA in any marketing, promotion or publicity activity without the express written approval of the other party.

23.  PUBLICITY

For a period of five (5) years from the date of this TTDA,


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neither of the parties shall disclose the terms and conditions and subject matter of this TTDA (other than to confirm the existence and scope of the licenses contained herein upon inquiry by a bone fide customer or potential customer), except as may be required by law, judicial order, government rule or regulation, without the prior written consent of the other party.

24.  [*******************************************************************

**********************CONFIDENTIAL TREATMENT REQUESTED*******************

************************************************************************]


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

[************************************************************************

*****************CONFIDENTIAL TREATMENT REQUESTED*************************

************************************************************************]


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


25.  ENTIRE AGREEMENT

25.1 This TTDA and the PLA (and the Appendices attached hereto and thereto) embody the entire agreement of the parties with respect to the subject matter contained herein (and therein) and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the Project; and neither party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof (or thereof) other than as expressly set forth herein (or therein). In the event that any of the provisions of this Agreement (or the PLA) shall be found to be in conflict with any such other agreement(s), however, this Agreement (or the PLA) shall prevail.

Except for those changes identified in Section 2, SCOPE OF WORK, and in Section 4, ENGINEERING CHANGES, no amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and executed on behalf of each of such parties by their respective duly authorized representative thereunto.

25.2 This TTDA will not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the date first set forth above (September 1, 1994).


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26.  SEVERABILITY

If any Section of the TTDA is found by competent authority to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such Section in every other respect and remainder of this TTDA shall continue in effect so long as the TTDA still provides the essential benefit of the bargain to both parties. If the benefit of the bargain cannot be substantially preserved, this TTDA shall be either renegotiated or terminated.

27.  APPLICABLE LAW

The validity, construction and performance of this TTDA will be governed by the substantive law of the State of New York.


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IN WITNESS WHEREOF, the parties have caused this TTDA to be signed by their duly authorized representatives as of the day and year first above written.

INTERNATIONAL BUSINESS MACHINES CORPORATION


By:     /s/  Robert A. Scranton
   --------------------------------------------------------
Title:       Director  Recording Heads
      -----------------------------------------------------
Date:       June 15, 1995
      -----------------------------------------------------

                    Witness:         /s/  Lori Marshall
                            ----------------------------------------------------


HUTCHINSON TECHNOLOGY INCORPORATED
By:     /s/  Wayne M. Fortun
   --------------------------------------------------------
Title:        President
      -----------------------------------------------------
Date:       June 13, 1995
      -----------------------------------------------------

                    Witness:         /s/  Wayne M. Fortun
                            ----------------------------------------------------

                                   /s/  Richard Myers
                            ----------------------------------------------------


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